Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 25, 2022, relating to the financial statements of Full Truck Alliance Co. Ltd., appearing in the Annual Report on Form 20-F of Full Truck Alliance Co. Ltd. for the year ended December 31, 2021.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Shanghai, China
May 12, 2022